EXHIBIT A

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13D/A is, and any further amendments to the Schedule 13D originally filed on November 23, 2005 (as amended and supplemented as of the date hereof), and signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated:	August 13, 2015

BOARDWALK PIPELINES HOLDING CORP.

		By:	/s/ Jamie Buskill
			Name:	Jamie Buskill
			Title:	Senior Vice President, Chief Financial & Administrative Officer

LOEWS CORPORATION

		By:	/s/ Gary W. Garson
			Name:	Gary W. Garson
			Title:	Senior Vice President and Secretary